January 19, 2021 Bank of America 4Q20 Financial Results

Total revenue, net of interest expense $85.5 $91.2 ($5.7) (6) Provision for credit losses 11.3 3.6 7.7 N/M Net charge-offs 4.1 3.6 0.5 13 Reserve build / (release) 2 7.2 (0.1) 7.3 N/M Noninterest expense 55.2 54.9 0.3 1 Pretax income 19.0 32.8 (13.8) (42) Pretax, pre-provision income 3 30.3 36.3 (6.0) (17) Income tax expense 1.1 5.3 (4.2) (79) Net income $17.9 $27.4 ($9.5) (35) Diluted earnings per share $1.87 $2.75 ($0.88) (32) Average diluted common shares (in millions) 8,797 9,443 (646) (7) Return Metrics and Efficiency Ratio Return on average assets 0.67% 1.14 % Return on average common shareholders' equity 6.8 10.6 Return on average tangible common shareholders' equity 3 9.5 14.9 Efficiency ratio 65 60 Summary Income Statement ($B, except per share data) FY20 FY19 $ Inc / (Dec) % Inc / (Dec) Full Year 2020 Financial Results 1 2 Note: Amounts may not total due to rounding. N/M stands for not meaningful. 1 Provision for credit losses, allowance for credit losses and related credit metrics in this presentation reflect the Company’s adoption of the accounting standard on current expected credit losses (CECL) effective January 1, 2020. For more information, see important presentation information on slide 34. 2 For more information on reserve build / (release), see note A on slide 31. 3 Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 31. For important presentation information about these measures, see slide 34.

(30%) (20%) (10%) 0% 10% 20% Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Credit Spend YTD Debit Spend YTD Total Payments YTD Total Payments Monthly1 2 FY 2020 – YoY Change in Transaction VolumeFY 2020 – Dollar Volume by Payment Type Consumer and Small Business Spending and Payments Trend 3 Payment Spend Year-over-Year % Growth Note: Amounts may not total due to rounding. 1 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 2 Total payments include total credit card, debit card, ACH, wires, bill pay, person-to-person, cash and checks. 9% 12% 28% 8% 18% 6% 19%Credit Debit ACH Wires P2B/P2P Cash Check $3.1T 79% (8%) (21%) 7% 22% Credit/Debit Cash/Check ACH/Wire P2B/P2P 2 % of Total Transaction Volume 75% 7% 10% 7%

300 350 400 450 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 12/1 12/7 12/14 12/21 12/28 12/31 80 90 100 110 120 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 12/1 12/7 12/14 12/21 12/28 12/31 Global Corporate & Investment Banking Global Commercial Banking Business Banking 4 Global Banking Loan Trend Global Banking Funded Loans and Leases (EOP, $B) Indexed Funded Loans and Leases by Business

5 2020 Strategic Progress Consumer • Record deposit balances and retained the #1 deposit market share position for retail deposits 1 • Held a top 3 leadership position for retail deposits in 25 of the top 30 U.S. markets, including 14 #1 positions 1 • Record Consumer investment balances surpassed major milestones: — >$300B in balances — >3MM accounts GWIM • Record client balances of >$3.3T 2 • Product integration continued to improve as more Merrill Lynch clients utilized our bank platform services, with deposit balances up 28% YoY • In 2020, Merrill Lynch added ~22k net new relationships and Private Bank added ~1,800 — Record year for $10MM+ relationships across the two businesses Digital • 69% of Consumer and Wealth Management households are digitally active, generating 9B logins in 2020 • Digital accounted for 42% of consumer sales this year • Erica: — Users grew 67% to 17MM — 1.4MM hours of client interactions — 58% of all interactions were in 2020 • Zelle volume grew 80% YoY • Launched Life Plan in September, 2.1MM plans already created • Record sign-ins through CashPro App, surpassing 1MM in 2020 Global Banking • Focused on supporting our clients through the COVID-19 crisis with calls to clients up ~60% • Record annual Investment Banking (IB) fees with three of our strongest quarters in the Company’s history • Improved IB ranking to #3 and grew market share 70 bps, including highest ever share in ECM and M&A 3 Global Markets • #1 Research platform in the world 4 • FY 2020 Sales and Trading revenue up 17% YoY, excluding net DVA; 5 highest annual revenues since 2010 — Record post-merger Equities revenues, up 10% on previous best year of 2018 • FY 2020 net income of $5.2B; highest since 2009 ESG Proprietary research, sustainable financing initiatives, societal investments including $1B commitment to address racial injustice, achieved carbon neutrality goals, $20 per hour minimum wage, joined the Partnership for Carbon Accounting Financials (PCAF) initiative 1 Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data. 2 EOP balances as of December 31, 2020. 3 Per Dealogic as of January 1, 2021. 4 Institutional Investor, 2019. 5 Represents a non-GAAP financial measure. See note E on slide 31 and slide 34 for important presentation information.

# 4Q20 Financial Results [1]

| Summary Income Statement ($B, except per share data) | 4Q20 | 3Q20 | $ Inc / (Dec) | 4Q19 | $ Inc / (Dec) |
|---|---|---|---|---|---|
| Total revenue, net of interest expense | **$20.1** | $20.3 | ($0.2) | $22.3 | ($2.3) |
| Provision for credit losses | **0.1** | 1.4 | (1.3) | 0.9 | (0.9) |
| *Net charge-offs* | ***0.9*** | *1.0* | *(0.1)* | *1.0* | *(0.1)* |
| *Reserve build / (release)* [2] | ***(0.8)*** | *0.4* | *(1.2)* | *(0.0)* | *(0.8)* |
| Noninterest expense | **13.9** | 14.4 | (0.5) | 13.2 | 0.7 |
| Pretax income | **6.1** | 4.5 | 1.6 | 8.2 | (2.1) |
| *Pretax, pre-provision income* [3] | ***6.2*** | *5.9* | *0.2* | *9.1* | *(2.9)* |
| Income tax expense | **0.6** | (0.3) | 1.0 | 1.2 | (0.5) |
| Net income | **$5.5** | $4.9 | $0.6 | $7.0 | ($1.5) |
| Diluted earnings per share | **$0.59** | $0.51 | $0.08 | $0.74 | ($0.15) |
| Average diluted common shares (in millions) | **8,785** | 8,777 | 8 | 9,080 | (294) |

| Return Metrics and Efficiency Ratio | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Return on average assets | **0.78** % | 0.71 % | 1.13 % |
| Return on average common shareholders' equity | **8.4** | 7.2 | 11.0 |
| Return on average tangible common shareholders' equity [3] | **11.7** | 10.2 | 15.4 |
| Efficiency ratio | **69** | 71 | 59 |

Note: Amounts may not total due to rounding.

[1] Provision for credit losses, allowance for credit losses and related credit metrics in this presentation reflect the Company's adoption of the accounting standard on current expected credit losses (CECL) effective January 1, 2020. For more information, see important presentation information on slide 34.

[2] For more information on reserve build / (release), see note A on slide 31.

[3] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 31. For important presentation information about these measures, see slide 34.

6

7 4Q20 Highlights (Comparisons are to 3Q20 unless otherwise noted) • Diluted earnings per share of $0.59, up 16% • Net income of $5.5B increased $0.6B, or 12%, driven by lower provision expense — Revenue of $20.1B declined 1%, as lower noninterest income was partially offset by higher net interest income  Net interest income of $10.25B ($10.37B FTE 1) increased $124MM driven by higher investment securities balances  Higher Investment and brokerage services fees and Investment banking fees were more than offset by lower other income and a less robust trading performance — Provision expense of $53MM declined $1.3B  Included a $0.8B net reserve release reflecting an improved macroeconomic outlook  Net charge-offs of $0.9B were down $0.1B — Noninterest expense of $13.9B decreased $0.5B, or 3%, driven by lower litigation expense • Strengthened balance sheet — Common Equity Tier 1 capital rose to $177B — Book value per share improved to $28.72 — Paid $1.6B in common dividends to shareholders in 4Q20 • Will recommence share repurchases in line with the Federal Reserve's requirements — The Board authorized the repurchase of $2.9B in common stock through March 31, 2021, plus repurchases to offset shares awarded under equity-based compensation plans during the same period, estimated to be $0.3B — Dividend to remain at $0.18 per share in 1Q21 Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information, see slide 34.

# Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

| Balance Sheet ($B) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Total assets | $2,819.6 | $2,738.5 | $2,434.1 |
| Total loans and leases | 927.9 | 955.2 | 983.4 |
| Total loans and leases in business segments [1] | 906.6 | 932.1 | 946.3 |
| Total debt securities | 684.9 | 584.4 | 472.2 |
| **Funding & Liquidity ($B)** | | | |
| Total deposits | $1,795.5 | $1,702.9 | $1,434.8 |
| Long-term debt | 262.9 | 255.7 | 240.9 |
| Global Liquidity Sources (average) [2] | 943 | 859 | 576 |
| **Equity ($B)** | | | |
| Common shareholders' equity | $248.4 | $245.4 | $241.4 |
| Common equity ratio | 8.8 % | 9.0 % | 9.9 % |
| Tangible common shareholders' equity [3] | $178.2 | $175.2 | $171.5 |
| Tangible common equity ratio [3] | 6.5 % | 6.6 % | 7.3 % |
| **Per Share Data** | | | |
| Book value per common share | $28.72 | $28.33 | $27.32 |
| Tangible book value per common share [3] | 20.60 | 20.23 | 19.41 |
| Common shares outstanding (in billions) | 8.65 | 8.66 | 8.84 |

| Basel 3 Capital ($B) [4] | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Common equity tier 1 capital (CET1) | $176.7 | $173.2 | $166.8 |
| **Standardized approach** | | | |
| Risk-weighted assets | $1,480 | $1,460 | $1,493 |
| CET1 ratio | 11.9 % | 11.9 % | 11.2 % |
| **Advanced approaches** | | | |
| Risk-weighted assets | $1,372 | $1,364 | $1,447 |
| CET1 ratio | 12.9 % | 12.7 % | 11.5 % |
| **Supplementary leverage** | | | |
| Supplementary leverage ratio (SLR) | 7.2 % | 6.9 % | 6.4 % |

- In 4Q20, the Standardized approach yielded the lower CET1 ratio and was therefore used to assess capital adequacy; CET1 ratio was flat vs. 3Q20
  - 4Q20 CET1 ratio (Standardized) of 11.9% [4]
  - 4Q20 CET1 ratio (Advanced) of 12.9% [4]
  - CET1 capital of $176.7B was up $3.5B from 3Q20
  - Standardized RWA of $1,480B increased $20B from 3Q20
- Book value per share increased 5% from 4Q19 to $28.72
- $943B of average Global Liquidity Sources; [2] up $367B from 4Q19

[1] Excludes loans and leases in All Other.
[2] See note C on slide 31 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 34.
[4] Regulatory capital ratios at December 31, 2020 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at December 31, 2020 and September 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks. SLR would have been 6.2% as of both 4Q20 and 3Q20 without the benefit of the exclusions.

8

Loans and Leases in Business Segments ($B) Total Loans and Leases ($B) $908 $928 $935 $974 $935 $0 $250 $500 $750 $1,000 4Q16 4Q17 4Q18 4Q19 4Q20 Total Loans and Leases in All Other ($B) Note: Amounts may not total due to rounding. 1 Includes balances related to the Coronavirus Aid, Relief, and Economic Security (CARES) Act Paycheck Protection Program (PPP) of $24.5B recorded in Consumer $14.5B, GWIM $0.8B and Global Banking $9.2B for 4Q20. 254 276 290 311 305 146 157 164 174 187 338 350 357 377 346 71 74 71 73 74 $808 $857 $881 $936 $913 $0 $400 $800 $1,200 4Q16 4Q17 4Q18 4Q19 4Q20 Consumer Banking GWIM Global Banking Global Markets (2%) +7% (8%) +1% Average Loans and Leases 1 9 YoY (4%) YoY (2%) Total Loans and Leases by Portfolio ($B) 454 451 448 459 432455 477 487 515 502 $0 $200 $400 $600 4Q16 4Q17 4Q18 4Q19 4Q20 Consumer loans Commercial loans 73 58 43 33 18 18 14 10 5 4 9 $100 $71 $53 $38 $22 $0 $25 $50 $75 $100 $125 4Q16 4Q17 4Q18 4Q19 4Q20 Residential mortgage Home equity Other YoY (42%)

801 852 923 1,002 1,091 450 442 422 409 646 $1,251 $1,294 $1,345 $1,410 $1,737 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 4Q16 4Q17 4Q18 4Q19 4Q20 Interest-bearing Noninterest-bearing Consumer Banking ($B) GWIM ($B) Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Based on June 30, 2020 FDIC deposit data. 10 Global Banking ($B) 239 223 231 240 285 17 17 16 15 20$257 $240 $247 $256 $306 $0 $50 $100 $150 $200 $250 $300 $350 4Q16 4Q17 4Q18 4Q19 4Q20 Interest-bearing Noninterest-bearing 73 107 163 209 170 242 223 196 169 309 $315 $330 $360 $379 $478 $0 $100 $200 $300 $400 $500 4Q16 4Q17 4Q18 4Q19 4Q20 Interest-bearing Noninterest-bearing Total Corporation ($B) YoY +23% +58% +9% YoY +23% +17% YoY +20% +32% +19% YoY +26% +82% (19%) Average Deposits Bank of America Ranked #1 in U.S. Deposit Market Share 1 309 328 327 333 389 140 154 165 178 213 169 183 195 209 283$618 $666 $687 $720 $885 $0 $300 $600 $900 4Q16 4Q17 4Q18 4Q19 4Q20 Money market, Savings, CD/IRA Interest checking Noninterest-bearing +28%

$12.14 $12.13 $10.85 $10.13 $10.25 $12.29 $12.27 $10.98 $10.24 $10.37 $0 $5 $10 $15 4Q19 1Q20 2Q20 3Q20 4Q20 Net interest income (GAAP) FTE adjustment Net Interest Income 11 • Net interest income of $10.25B ($10.37B FTE 1) — Increased $0.1B from 3Q20, driven by higher investment securities balances due to the deployment of excess cash, partially offset by lower loan balances and higher premium amortization expense • Net interest yield of 1.71% decreased 1 bp from 3Q20 1 — Average rate paid on interest-bearing deposits declined 2 bps from 3Q20 to 0.06% • Interest rate sensitivity as of December 31, 2020 2 — +100 bps parallel shift in interest rate yield curve is estimated to benefit NII by $10.5B over the next 12 months Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.1B, $1.1B, $1.3B, $1.2B and $1.1B and average earning assets of $472.4B, $476.2B, $478.6B, $501.6B and $481.4B for 4Q20, 3Q20, 2Q20, 1Q20 and 4Q19, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 34. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 Net Interest Yield (FTE) 1 2.35% 2.33% 1.87% 1.72% 1.71% 2.77% 2.77% 2.06% 1.92% 1.90% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4Q19 1Q20 2Q20 3Q20 4Q20 Reported net interest yield Net interest yield excl. GM

• Noninterest expense of $13.9B — Decreased $0.5B from 3Q20, driven by lower litigation and net COVID-19 expenses, partially offset by higher marketing costs — Increased $0.7B from 4Q19, driven primarily by higher costs related to COVID-19 and merchant services expenses 2 • Compared to 4Q20, 1Q21 expenses expected to include approximately $350MM for seasonally elevated personnel cost Note: Amounts may not total due to rounding. 1 3Q19 efficiency ratio is adjusted to exclude the 3Q19 impairment charge of $2.1B related to the termination of the merchant services joint venture, which represents a non-GAAP financial measure. Reported 3Q19 efficiency ratio was 67%. See note D on slide 31 for reconciliations. 2 Merchant services expenses were previously included in Other income as part of joint venture net earnings. Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 12 1 8.5 7.9 7.7 7.7 8.2 8.0 7.8 8.0 8.3 8.0 8.2 8.2 5.4 5.3 5.3 5.3 5.0 5.3 5.3 5.3 5.1 5.4 6.2 5.7 2.1 $13.8 $13.2 $13.0 $13.1 $13.2 $13.3 $15.2 $13.2 $13.5 $13.4 $14.4 $13.9 $0 $5 $10 $15 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Compensation and benefits Other JV impairment charge 60% 59% 57% 58% 57% 57% 57% 59% 59% 60% 71% 69% 50% 55% 60% 65% 70% 75% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1 1

1 Excludes loans measured at fair value. Asset Quality 13 $941 $4,761 $5,117 $1,389 $53 $0 $2,000 $4,000 $6,000 4Q19 1Q20 2Q20 3Q20 4Q20 • Total net charge-offs of $881MM decreased $91MM from 3Q20 — Consumer net charge-offs of $482MM decreased $82MM, driven by Card — Commercial net charge-offs of $399MM were largely flat • Net charge-off ratio of 38 bps decreased 2 bps from 3Q20 • Provision expense of $53MM decreased $1.3B from 3Q20, reflecting a $0.8B net reserve release — Consumer reserve release of $0.6B driven by Card, due to the improved macroeconomic outlook — Commercial reserve release of $0.2B driven by the improved macroeconomic outlook and reduced exposures to industries more heavily impacted by COVID-19 — The reserve assessment continues to factor in the uncertainty resulting from the unprecedented nature of the current health crisis • Allowance for loan and lease losses of $18.8B represented 2.04% of total loans and leases 1 — Total allowance of $20.7B includes $1.9B for unfunded commitments • Consumer 30+ and 90+ days performing past due increased from 3Q20 but remain well below 4Q19 • Nonperforming loans (NPLs) increased $0.4B from 3Q20, driven by consumer real estate due to deferral activities — 45% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $38.7B increased $3.0B from 3Q20, driven by Commercial Real Estate, primarily Hotels Net Charge-offs ($MM) 1 Provision for Credit Losses ($MM) $959 $1,122 $1,146 $972 $881 0.39% 0.46% 0.45% 0.40% 0.38% 0.00% 0.25% 0.50% 0.75% 1.00% $0 $400 $800 $1,200 4Q19 1Q20 2Q20 3Q20 4Q20 Net charge-offs Net charge-off ratio

$121 $250 $412 $408 $399 0.09% 0.19% 0.29% 0.31% 0.32% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $0 $100 $200 $300 $400 $500 4Q19 1Q20 2Q20 3Q20 4Q20 C&I Small business and other Commercial NCO ratio Asset Quality – Consumer and Commercial Portfolios 14 Consumer Net Charge-offs ($MM) $838 $872 $734 $564 $482 0.72% 0.75% 0.65% 0.50% 0.44% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% $0 $250 $500 $750 $1,000 4Q19 1Q20 2Q20 3Q20 4Q20 Credit card Other Consumer NCO ratio 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. Consumer Metrics ($MM) Provis ion ($139) $295 $798 Nonperforming loans and leases 2,725 2,357 2,053 % of loans and leases 1 0.64% 0.54% 0.44 % Consumer 30+ days performing past due $4,498 $4,386 $5,776 Ful ly-insured 2 1,090 1,213 1,811 Non ful ly-insured 3,408 3,173 3,965 Consumer 90+ days performing past due 1,698 1,410 2,163 Al lowance for loans and leases 10,071 10,691 4,542 % of loans and leases 1 2.35% 2.43% 0.98% # times annual i zed NCOs 5.25 x 4.76 x 1.37 x 4Q20 3Q20 4Q19 Commercial Net Charge-offs ($MM) Commercial Metrics ($MM) Provis ion $192 $1,094 $143 Reservable cri tici zed uti l i zed exposure 38,666 35,710 11,452 Nonperforming loans and leases 2,227 2,193 1,499 % of loans and leases 1 0.45% 0.43% 0.29 % Al lowance for loans and leases $8,731 $8,905 $4,874 % of loans and leases 1 1.77% 1.75% 0.96% 4Q20 3Q20 4Q19

# Consumer Banking

| Summary Income Statement ($MM) | 4Q20 | Inc / (Dec) 3Q20 | Inc / (Dec) 4Q19 |
|---|---|---|---|
| Total revenue, net of interest expense | $8,242 | $203 | ($1,272) |
| Provision for credit losses | 4 | (475) | (930) |
| *Net charge-offs* | *563* | *(95)* | *(361)* |
| *Reserve build / (release)* | *(559)* | *(380)* | *(569)* |
| Noninterest expense | 4,807 | (35) | 339 |
| Pretax income | 3,431 | 713 | (681) |
| *Pretax, pre-provision income* [1] | *3,435* | *238* | *(1,611)* |
| Income tax expense | 841 | 175 | (166) |
| Net income | $2,590 | $538 | ($515) |

| Key Indicators ($B) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Average deposits | $885.2 | $861.0 | $719.7 |
| Rate paid on deposits | 0.04 % | 0.05 % | 0.11 % |
| Cost of deposits [2] | 1.35 | 1.37 | 1.52 |
| Average loans and leases | $305.1 | $318.8 | $311.0 |
| Net charge-off ratio | 0.73 % | 0.82 % | 1.18 % |
| Consumer investment assets [3] | $306.1 | $266.7 | $240.1 |
| Active mobile banking users (MM) | 30.8 | 30.6 | 29.2 |
| % Consumer sales through digital channels | 45 % | 44 % | 32 % |
| Number of financial centers | 4,312 | 4,309 | 4,300 |
| Combined credit / debit purchase volumes [4] | $173.7 | $166.1 | $167.2 |
| Total consumer credit card risk-adjusted margin [4] | 10.84 % | 9.66 % | 8.68 % |
| Return on average allocated capital | 27 | 21 | 33 |
| Allocated capital | $38.5 | $38.5 | $37.0 |
| Efficiency ratio | 58 % | 60 % | 47 % |

- Net income of $2.6B declined $0.5B from 4Q19 driven by:
  - Lower NII from lower interest rates, as well as lower service charges due to higher client deposits and lower card income driven by reduced credit card activity
  - Higher operating costs related to the pandemic
  - Partially offset by lower provision
- Net income increased $0.5B from 3Q20, driven by lower provision expense and continued improvement in client activity, which drove noninterest income higher
- Noninterest expense of $4.8B increased 8% from 4Q19, primarily driven by incremental expense to support customers and employees during COVID-19
  - Continued investment in new and renovated financial centers, client professionals and digital capabilities offset the continued benefits of digital usage; 70% digitally active
- Average deposits of $885B grew $166B, or 23%, from 4Q19
  - 56% of deposits in checking accounts; 92% primary accounts [5]
  - Average cost of deposits of 1.35%; [2] rate paid of 4 bps
- Average loans and leases of $305B decreased $6B, or 2%, from 4Q19
- Consumer investment assets [3] of $306B grew $66B, or 27%, from 4Q19, driven by market performance and client flows
  - $26B of client flows in 2020 set a new record
  - 3.0MM client accounts, up 10%
- Combined credit / debit card spend [4] increased 4% from 4Q19
  - Up 5% from 3Q20, with growth in both debit and credit
- 7.2MM consumer clients enrolled in Preferred Rewards, up 1.1MM, or 18%, from 4Q19; 99% retention

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

15

Business Leadership 1 • #1 Consumer Deposit Market Share A • #1 Small Business Lender B • #1 Online Banking and Mobile Banking Functionality C • #1 in Prime Auto Credit Distribution of New Originations Among Peers D • Named North America's Best Digital Bank E • Best Mortgage Lender for First Time Home Buyers F • Merrill Guided Investing - Best Robo-Advisor for Education G 16 115 122 127 128 121 92 92 84 79 76 51 51 50 48 47 32 32 31 30 28 21 21 29 34 33 $311 $317 $322 $319 $305 $0 $50 $100 $150 $200 $250 $300 $350 4Q19 1Q20 2Q20 3Q20 4Q20 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other Average Loans and Leases ($B) Total Expense ($B) and Efficiency Total Revenue ($B) Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking. Average Deposits ($B) $240 $212 $246 $267 $306 $0 $50 $100 $150 $200 $250 $300 $350 4Q19 1Q20 2Q20 3Q20 4Q20 Consumer Investment Assets (EOP, $B) 2 Consumer Banking Trends 384 395 446 480 492 335 342 364 381 393 $720 $737 $811 $861 $885 0.11% 0.11% 0.07% 0.05% 0.04% 0.04% 0.08% 0.12% 0.16% 0.20% 0.24% $0 $150 $300 $450 $600 $750 $900 4Q19 1Q20 2Q20 3Q20 4Q20 Checking Other Rate paid (%) 6.9 6.9 6.0 5.9 6.0 2.6 2.3 1.9 2.1 2.3 $9.5 $9.1 $7.9 $8.0 $8.2 $0 $2 $4 $6 $8 $10 4Q19 1Q20 2Q20 3Q20 4Q20 Net interest income Noninterest income $4.5 $4.5 $4.7 $4.8 $4.8 47% 49% 60% 60% 58% 35% 45% 55% 65% 75% $0 $1 $2 $3 $4 $5 4Q19 1Q20 2Q20 3Q20 4Q20 Noninterest expense Efficiency ratio

23.1 51.6 95.0 157.2 $7 $14 $24 $43 $0 $20 $40 $60 0 35 70 105 140 175 4Q17 4Q18 4Q19 4Q20 Transactions (MM) Volume ($B) users (MM) Person-to-Person Payments (Zelle) 1 12.99.76.74.2 17 Note: Amounts may not total due to rounding. 1 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. 2 Digital channel usage represents the total number of desktop and mobile banking sessions. 3 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. Total Erica Users and Interactions (MM) More Than 39 Million Active Consumer Digital Users Deposit Transactions by Channel 1,763 1,949 2,094 2,355 394 490 547 636 0 250 500 750 1,000 600 1,000 1,400 1,800 2,200 2,600 4Q17 4Q18 4Q19 4Q20 Digital Channel Usage (MM) Digital Appointments (000's) Digital Channel Usage 2, 3 (13% ) 341 388 440 511 334 340 341 314 $675 $728 $781 $825 $0 $300 $600 $900 4Q17 4Q18 4Q19 4Q20 Digital Non-Digital Total Payments ($B) +6% (8%) +16% YoY Digital % of Total Sales 41% 49% 53% 58% 59% 51% 47% 42%30% 31% 32% 45% 0% 10% 20% 30% 40% 50% 4Q17 4Q18 4Q19 4Q20 Mobile Desktop 4.8 10.3 17.2 11.9 22.2 35.4 10.0 20.0 30.0 40.0 50.0 0.0 5.0 10.0 15.0 20.0 4Q18 4Q19 4Q20 Erica Users Erica Interactions YoY YoY +67% +12% +16% 75% 78% 79% 86% 25% 22% 21% 14% 0% 25% 50% 75% 100% 4Q17 4Q18 4Q19 4Q20 Digital / ATM Financial Center +60%

# Global Wealth & Investment Management

| Summary Income Statement ($MM) | 4Q20 | Inc / (Dec) 3Q20 | Inc / (Dec) 4Q19 |
|---|---|---|---|
| Total revenue, net of interest expense | $4,677 | $131 | ($236) |
| Provision for credit losses | 8 | (16) | (11) |
| *Net charge-offs* | *9* | *15* | *(8)* |
| *Reserve build / (release)* | *(1)* | *(31)* | *(3)* |
| Noninterest expense | 3,561 | 31 | 38 |
| Pretax income | 1,108 | 116 | (263) |
| *Pretax, pre-provision income* [1] | *1,116* | *100* | *(274)* |
| Income tax expense | 272 | 29 | (64) |
| Net income | $836 | $87 | ($199) |

| Key Indicators ($B) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Average deposits | $305.9 | $291.8 | $255.9 |
| Rate paid on deposits | 0.03 % | 0.04 % | 0.70 % |
| Average loans and leases | 187.2 | 185.6 | 174.4 |
| Net charge-off ratio | 0.02 % | (0.01) % | 0.04 % |
| AUM flows | $7.6 | $1.4 | $8.1 |
| Pretax margin | 24 % | 22 % | 28 % |
| Return on average allocated capital | 22 | 20 | 28 |
| Allocated capital | $15.0 | $15.0 | $14.5 |

- Net income of $0.8B decreased $0.2B from 4Q19
  - Pretax margin of 24% in 4Q20
  - Net income increased 12% from 3Q20
- Revenue of $4.7B decreased 5% from 4Q19, as lower NII from lower rates more than offset 6% higher asset management fees
- Noninterest expense up 1% vs. 4Q19, mainly driven by investments in primary sales professionals
- Record client balances of more than $3.3T, up 10% from 4Q19, driven by market valuations and positive client flows
  - AUM flows of $20B in 2020
- Average deposits of $306B increased $50B, or 20%, from 4Q19
- Average loans and leases of $187B increased $13B, or 7%, from 4Q19, driven by residential mortgage, custom lending and securities-based lending
- ~ 22,000 net new households in Merrill Lynch and ~ 1,800 net new relationships in Private Bank in 2020
- Referrals to/from GWIM increased 9% in 2020, demonstrating the value of the franchise and deepening client relationships
- 77% of Wealth Management clients actively using online or mobile platforms
  - In 4Q20, 50% of eligible checks deposited through automated channels by Merrill Lynch clients and 71% by Private Bank clients, up from 33% and 63% respectively in 4Q19
- Wealth advisor headcount stable vs. 4Q19 at 19,373

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.

18

Global Wealth & Investment Management Trends 19 Average Loans and Leases ($B)Average Deposits ($B) Business Leadership 1 • #1 U.S. wealth management market position across client assets, deposits and loans H • #1 in personal trust assets under management I • #1 in Barron’s Top 1,200 ranked Financial Advisors (2020) and Top 100 Women Advisors (2020) • #1 in Forbes’ Top Next Generation Advisors (2020) and Best-in-State Wealth Advisors (2020) • #1 in Financial Times Top 401K Retirement Plan Advisors (2020) • Digital Wealth Impact Innovation Award for Digital Engagement J • Wealth Tech Award – Best Wealth Manager in North America for use of technology K • Best Private Bank for Customer Service (North America) K • Best Private Bank for Philanthropy Services (globally) K 1,373 1,155 1,282 1,345 1,480 1,276 1,092 1,220 1,286 1,408 263 282 292 296 322179 184 187 190 191$3,048 $2,659 $2,928 $3,067 $3,350 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 4Q19 1Q20 2Q20 3Q20 4Q20 Brokerage / Other AUM Deposits Loans and leases Client Balances (EOP, $B) 2, 3 87 90 92 93 92 39 40 39 41 43 45 47 49 49 50 $174 $179 $182 $186 $187 $0 $50 $100 $150 $200 4Q19 1Q20 2Q20 3Q20 4Q20 Consumer real estate Securities-based lending Custom lending Credit card / Other Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 3 Managed deposits in investment accounts of $52B, $50B, $53B, $56B and $43B for 4Q20, 3Q20, 2Q20, 1Q20 and 4Q19, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. 1.6 1.6 1.4 1.2 1.3 2.6 2.7 2.5 2.7 2.8 0.7 0.7 0.6 0.6 0.6 $4.9 $4.9 $4.4 $4.5 $4.7 $0 $1 $2 $3 $4 $5 4Q19 1Q20 2Q20 3Q20 4Q20 Net interest income Asset management fees Brokerage / Other Total Revenue ($B) $256 $263 $287 $292 $306 $0 $50 $100 $150 $200 $250 $300 $350 4Q19 1Q20 2Q20 3Q20 4Q20

# Global Banking

| Summary Income Statement ($MM) | 4Q20 | Inc/(Dec) 3Q20 | 4Q19 |
|---|---|---|---|
| Total revenue, net of interest expense[1] | $4,779 | $262 | ($362) |
| Provision for credit losses | 48 | (835) | (10) |
| *Net charge-offs* | *314* | *(14)* | *274* |
| *Reserve build / (release)* | *(266)* | *(821)* | *(284)* |
| Noninterest expense | 2,433 | 69 | 115 |
| Pretax income | 2,298 | 1,028 | (467) |
| *Pretax, pre-provision income*[2] | *2,346* | *193* | *(477)* |
| Income tax expense | 620 | 277 | (126) |
| Net income | $1,678 | $751 | ($341) |

| Selected Revenue Items ($MM) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Total Corporation IB fees (excl. self-led)[1] | $1,864 | $1,769 | $1,474 |
| Global Banking IB fees[1] | 1,098 | 970 | 809 |
| Business Lending revenue | 1,876 | 1,803 | 2,122 |
| Global Transaction Services revenue | 1,620 | 1,612 | 2,136 |

| Key Indicators ($B) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Average deposits | $478.3 | $471.3 | $378.5 |
| Average loans and leases | 346.3 | 373.1 | 377.4 |
| Net charge-off ratio | 0.37 % | 0.36 % | 0.04 % |
| Return on average allocated capital | 16 % | 9 % | 20 % |
| Allocated capital | $42.5 | $42.5 | $41.0 |
| Efficiency ratio | 51 % | 52 % | 45 % |

- Net income of $1.7B decreased $0.3B from 4Q19, due to lower revenue and higher noninterest expense
- Revenue of $4.8B decreased 7% from 4Q19, as higher investment banking fees were more than offset by lower NII
- Total Corporation investment banking fees of $1.9B (excl. self-led) increased $0.4B or 26% from 4Q19, driven by equity underwriting and M&A fees
  - Record quarterly M&A fees of $0.5B
- FY 2020 Total Corporation investment banking fees of $7.2B (excl. self-led) increased $1.5B or 27%
  - Ranked #3 in global investment banking fees in FY 2020[3]
- Provision for credit losses relatively flat compared to 4Q19
- Noninterest expense of $2.4B increased 5% from 4Q19, driven by continued investments in the business, including for Merchant Services
- Average deposits of $478B increased 26% from 4Q19, reflecting client liquidity and valued relationships
- Average loans and leases of $346B declined 8% from 4Q19, driven by client paydowns

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information about this measure, see slide 34.
[3] Per Dealogic as of January 1, 2021.

20

Global Banking Trends 21 Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Average loans and leases include CARES Act PPP balances of $9.2B in 4Q20, $9.4B in 3Q20 and $6.2B in 2Q20. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 797 927 1,058 740 718 322 283 740 664 641 377 269 406 397 549 (22) (91) (45) (32) (44) $1,474 $1,388 $2,159 $1,769 $1,864 4Q19 1Q20 2Q20 3Q20 4Q20 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) Business Leadership 1 • North America’s Best Bank for Small to Medium-sized Enterprises L • Best Overall Brand Middle Market Banking M • North America and Latin America’s Best Bank for Transaction Services L • 2019 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management M • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020) 2.6 2.6 2.4 2.0 2.0 0.8 0.8 1.2 1.0 1.1 0.8 0.8 0.7 0.8 0.9 1.0 0.4 0.8 0.7 0.8 $5.1 $4.6 $5.1 $4.5 $4.8 $0 $2 $4 $6 4Q19 1Q20 2Q20 3Q20 4Q20 Net interest income IB fees Service charges All other income Total Revenue ($B) 3 4 183 189 200 176 165 180 183 202 174 159 15 15 15 14 13 $377 $386 $424 $373 $346 $0 $100 $200 $300 $400 $500 4Q19 1Q20 2Q20 3Q20 4Q20 Commercial Corporate Business Banking Average Deposits ($B) Average Loans and Leases ($B) 45% 46% 51% 60% 65% 55% 54% 49% 40% 35% $379 $382 $494 $471 $478 $0 $100 $200 $300 $400 $500 4Q19 1Q20 2Q20 3Q20 4Q20 Noninterest-bearing Interest-bearing 2

# Global Banking Digital Update [1]

**CashPro® Users**
across commercial, corporate and business banking clients
**~500K**

**CashPro® App Sign-ins**
**+40%**
Rolling 12 mos.

**CashPro® App Payment Approvals Value**
**$174B**
up 8% rolling 12 mos.

**CashPro® App Checks Deposited**
**+114%**
Rolling 12 mos.

Incoming receivables digitally matched with **Intelligent Receivables**
**19MM** [2]
In last 12 months

**Digital Wallet for Commercial Cards**
**+18%** [2]
YoY

## Supporting, Advising and Investing in Our Clients' Business Continuity, and Anytime, Anywhere with Digital Solutions that are:

### FAST

**CashPro® App**
Expanding access and capabilities

**Digital Wallet**
For Commercial Card

**Real Time Payments**
For U.S. payments

**CashPro® API**
Supporting real-time access

**Digitizing KYC refreshes**
Faster and easier through CashPro Assistant

*Improving Connectivity and Access*

### SMART

**Notifications**
For added visibility

**Intelligent Receivables**
Bringing AI to Receivables with award-winning solution

**Email Assist**
Intelligently casing service requests

**CashPro® Assistant**
Driving a fast, smart, secure experience

**eSignature**
Also on CashPro Mobile

*Leveraging Data and Intelligence*

### SECURE

**Mobile Token**
Expanding access

**Document Exchange**
Online and Mobile

**Paperless Statements**
For commercial card

**Biometrics**
For CashPro Mobile

*Confidently Doing Business Anytime, Anywhere*

[1] Metrics as of December 31, 2020 unless otherwise indicated.
[2] As of November 2020.

22

# Global Markets

| Summary Income Statement ($MM) | 4Q20 | Inc/(Dec) 3Q20 | Inc/(Dec) 4Q19 |
|---|---|---|---|
| Total revenue, net of interest expense [1] | $3,907 | ($376) | $482 |
| *Net DVA* | *(56)* | *60* | *30* |
| *Total revenue (excl. net DVA)* [1,2] | *3,963* | *(436)* | *452* |
| Provision for credit losses | 18 | (3) | 9 |
| *Net charge-offs* | *24* | *7* | *15* |
| *Reserve build/ (release)* | *(6)* | *(10)* | *(6)* |
| Noninterest expense | 2,820 | (283) | 205 |
| Pretax income | 1,069 | (90) | 268 |
| *Pretax, pre-provision income* [3] | *1,087* | *(93)* | *277* |
| Income tax expense | 278 | (23) | 50 |
| Net income | $791 | ($67) | $218 |
| *Net income (excl. net DVA)* [2] | *$834* | *($112)* | *$196* |

| Selected Revenue Items ($MM) [1] | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Sales and trading revenue | $3,007 | $3,224 | $2,769 |
| Sales and trading revenue (excl. net DVA) [2] | 3,063 | 3,340 | 2,855 |
| FICC (excl. net DVA) [2] | 1,742 | 2,126 | 1,835 |
| Equities (excl. net DVA) [2] | 1,321 | 1,214 | 1,020 |
| Global Markets IB fees | 712 | 738 | 581 |

| Key Indicators ($B) | 4Q20 | 3Q20 | 4Q19 |
|---|---|---|---|
| Average total assets | $683.1 | $681.0 | $680.1 |
| Average trading-related assets | 476.6 | 485.3 | 489.3 |
| Average 99% VaR ($MM) [4] | 81 | 109 | 35 |
| Average loans and leases | 74.1 | 72.3 | 73.0 |
| Return on average allocated capital | 9 % | 9 % | 7 % |
| Allocated capital | $36.0 | $36.0 | $35.0 |
| Efficiency ratio | 72 % | 72 % | 76 % |

- Net income of $0.8B increased $0.2B from 4Q19
  - Excluding net DVA, net income of $0.8B increased 31% [2]
- Revenue of $3.9B increased 14% from 4Q19; excluding net DVA, revenue increased 13% [2]
  - Driven by increases in sales and trading revenues, equity underwriting fees and card income
- Excluding net DVA, sales and trading revenue of $3.1B increased 7% from 4Q19 [2]
  - FICC revenue of $1.7B decreased 5%, as weaker trading performance in macro products and mortgages outweighed gains in credit [2]
  - Equities revenue of $1.3B increased 30%, driven by strong trading performance in cash and derivatives and increased client activity [2]
- Noninterest expense increased 8% vs. 4Q19 driven by higher activity-based expenses for both card and trading
- Average VaR was $81MM in 4Q20 [4] driven by the inclusion of market volatility from the COVID-19 crisis in the look-back period

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. See note E on slide 31 and slide 34 for important presentation information.
[3] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.
[4] See note F on slide 31 for the definition of VaR.

23

67% 33% U.S. / Canada International $442 $465 $490 $483 $40 $34 $35 $80 $0 $25 $50 $75 $100 $0 $200 $400 $600 2017 2018 2019 2020 Avg. trading-related assets Avg. VaR 9.1 8.4 8.4 9.7 4.2 4.9 4.5 5.4 $13.2 $13.3 $12.9 $15.2 $0 $2 $4 $6 $8 $10 $12 $14 $16 2017 2018 2019 2020 FICC Equities Global Markets Trends and Revenue Mix 24 Business Leadership 1 • CMBS Bank of the Year N • Derivatives House of the Year O • Equity Derivative House of the Year P • Derivatives and Interest Rate Derivatives House of the Year Q • #1 Global Research Firm R • #1 Global Fixed Income Research Team R • #1 Quality Leader for U.S. FICC Overall Trading Quality and #1 for U.S. FICC Overall Service Quality M • Quality Leader in Global Foreign Exchange Sales and Corporate FX Sales M • Share Leader in U.S. Fixed Income Market Share M • #1 Municipal Bonds Underwriter S Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported sales and trading revenue was $15.0B, $12.7B, $13.2B and $12.8B for 2020, 2019, 2018 and 2017, respectively. Reported FICC sales and trading revenue was $9.6B, $8.2B, $8.3B and $8.7B for 2020, 2019, 2018 and 2017, respectively. Reported Equities sales and trading revenue was $5.4B, $4.5B, $4.9B and $4.1B for 2020, 2019, 2018 and 2017, respectively. See note E on slide 31 and slide 34 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note F on slide 31 for definition of VaR. 43% 57% Credit / Other Macro 2020 Total FICC S&T Revenue Mix (excl. net DVA) 2 2020 Global Markets Revenue Mix (excl. net DVA) 2 3 Total Sales and Trading Revenue (excl. net DVA) ($B) 2 Average Trading-Related Assets ($B) and VaR ($MM) 4

• Net loss of $425MM in 4Q20 vs. net income of $262MM in 4Q19 • Revenue declined, primarily due to higher client-driven ESG investment activity, resulting in higher partnership losses on these tax-advantaged investments, as well as lower equity investment income, lower gains on sales of debt securities and lower net interest income • Tax credit partnership losses from ESG investment activities were offset by tax credits; the Corporate tax rate for 4Q20 was 11% • For the full year, the Corporate tax rate was 5.8%; excluding the ESG investment activities the tax rate would have been 21% 1 All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. 2 Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34. 25 Summary Income Statement ($MM) Total revenue, net of interest expense ($1,393) ($458) ($894) Provision (benefit) for credit losses (25) (7) 54 Net charge-offs (29) (4) 2 Reserve build / (release) 4 (3) 52 Noninterest expense 306 (256) (9) Pretax income (loss) (1,674) (195) (939) Pretax, pre-provision income 2 (1,699) (202) (885) Income tax expense (benefit) (1,249) 525 (252) Net income (loss) ($425) ($720) ($687) Inc/(Dec) 3Q20 4Q194Q20 All Other 1

Appendix

Credit Card Days Past Due Trend 27 $0 $1,000 $2,000 $3,000 $4,000 $5,000 Ju n- 19 Ju l-1 9 A ug -1 9 Se p- 19 O ct -1 9 N ov -1 9 D ec -1 9 Ja n- 20 Fe b- 20 M ar -2 0 A pr -2 0 M ay -2 0 Ju n- 20 Ju l-2 0 A ug -2 0 Se p- 20 O ct -2 0 N ov -2 0 D ec -2 0 5-29 days 30-59 days 60-89 days 90+ days Credit Card Days Past Due ($MM) $0 $500 $1,000 $1,500 $2,000 $2,500 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 5-29 days ($MM) $0 $100 $200 $300 $400 $500 $600 $700 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 30-59 days ($MM) $0 $100 $200 $300 $400 $500 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 60-89 days ($MM) $0 $200 $400 $600 $800 $1,000 $1,200 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 90+ days ($MM) Trend • Credit card delinquencies declined in March through July, driven by loan deferrals and government stimulus • Beginning in August, we saw modest delinquency increases as deferrals expired • In 4Q20, we saw early stage delinquencies recede below pre-pandemic levels as expired deferrals progressed to 90+ days past due • The increase in later stage delinquencies is expected to lead to modestly higher card net charge-offs in 1Q21, that are expected to decline again in 2Q21 • As of 4Q20, the 5-29 day past due population was 31% lower than 4Q19

28 748 801 852 923 1,002 1,091438 450 442 422 409 646$1,186 $1,251 $1,294 $1,345 $1,410 $1,737 0.11% 0.14% 0.32% 0.67% 0.61% 0.06% 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 Interest-Bearing ($B) Noninterest-Bearing ($B) Interest-Bearing Rate Paid (%) $886 $908 $928 $935 $974 $935 3.63% 3.71% 4.04% 4.58% 4.25% 3.26% 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 Average Loans ($B) Loan Yield (%) $9.9 $10.5 $11.9 $12.7 $12.3 $10.4 2.14% 2.23% 2.42% 2.52% 2.35% 1.71% 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 Net Interest Income ($B) Net Interest Yield (%) $399 $431 $442 $441 $465 $653 $148 $126 $129 $130 $123 $322 2.48% 2.11% 2.48% 2.76% 2.48% 1.48% 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 Securities Cash Securities Yield (%) 0.25% 0.60% 1.33% 2.35% 1.79% 0.15% 2.18% 2.14% 2.37% 3.04% 1.79% 0.86% 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 1M LIBOR 10 Yr UST Net Interest Income, Net Interest Yield, Average Balances, and Rates Average Debt Securities and Cash Balances ($B) Average Deposits ($B) Average Loans ($B) Net Interest Income (FTE, $B) 1 Quarterly Average of 1M LIBOR and 10YR UST Rates Note: FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. For important presentation information, see slide 34.

$983 $1,051 $999 $955 $928 $0 $200 $400 $600 $800 $1,000 $1,200 4Q19 1Q20 2Q20 3Q20 4Q20 Total Corporation ($B) Consumer Banking ($B) Global Banking ($B) End of Period Loans and Leases 1 29 YoY (6%) YoY (10%) GWIM ($B) YoY (6%) YoY +7% Note: Total Corporation also includes Global Markets and All Other. 1 Includes CARES Act PPP balances of $22.7B recorded in Consumer $13.4B, GWIM $0.7B and Global Banking $8.6B for 4Q20, balances of $24.7B recorded in Consumer $14.6B, GWIM $0.8B and Global Banking $9.4B for 3Q20 and balances of $24.4B recorded in Consumer $14.3B, GWIM $0.8B and Global Banking $9.4B for 2Q20. $317 $318 $325 $312 $300 $0 $50 $100 $150 $200 $250 $300 $350 4Q19 1Q20 2Q20 3Q20 4Q20 $379 $437 $390 $357 $340 $0 $100 $200 $300 $400 $500 4Q19 1Q20 2Q20 3Q20 4Q20 $177 $181 $184 $187 $189 $0 $50 $100 $150 $200 4Q19 1Q20 2Q20 3Q20 4Q20

Consumer Banking ($B) GWIM ($B) 30 Global Banking ($B) Total Corporation ($B) YoY +25% YoY +25% YoY +22% YoY +29% End of Period Deposits Bank of America Ranked #1 in U.S. Deposit Market Share 1 Note: Total Corporation also includes Global Markets and All Other. 1 Based on June 30, 2020 FDIC deposit data. $1,435 $1,583 $1,719 $1,703 $1,795 $0 $500 $1,000 $1,500 $2,000 4Q19 1Q20 2Q20 3Q20 4Q20 $731 $762 $854 $872 $913 $0 $200 $400 $600 $800 $1,000 4Q19 1Q20 2Q20 3Q20 4Q20 $263 $282 $292 $296 $322 $0 $50 $100 $150 $200 $250 $300 $350 4Q19 1Q20 2Q20 3Q20 4Q20 $383 $477 $501 $465 $494 $0 $100 $200 $300 $400 $500 $600 4Q19 1Q20 2Q20 3Q20 4Q20

# Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

| | 4Q20 | | | 3Q20 | | | 4Q19 | | |
|---|---|---|---|---|---|---|---|---|---|
| $ Millions | Pretax Income (GAAP) | Provision for Credit Losses (GAAP) | Pretax, Pre-provision Income | Pretax Income (GAAP) | Provision for Credit Losses (GAAP) | Pretax, Pre-provision Income | Pretax Income (GAAP) | Provision for Credit Losses (GAAP) | Pretax, Pre-provision Income |
| Consumer Banking | $ 3,431 | $ 4 | $ 3,435 | $ 2,718 | $ 479 | $ 3,197 | $ 4,112 | $ 934 | $ 5,046 |
| Global Wealth & Investment Management | 1,108 | 8 | 1,116 | 992 | 24 | 1,016 | 1,371 | 19 | 1,390 |
| Global Banking | 2,298 | 48 | 2,346 | 1,270 | 883 | 2,153 | 2,765 | 58 | 2,823 |
| Global Markets | 1,069 | 18 | 1,087 | 1,159 | 21 | 1,180 | 801 | 9 | 810 |
| All Other | (1,674) | (25) | (1,699) | (1,479) | (18) | (1,497) | (735) | (79) | (814) |
| Total Corporation | $ 6,119 | $ 53 | $ 6,172 | $ 4,546 | $ 1,389 | $ 5,935 | $ 8,169 | $ 941 | $ 9,110 |
| | FY20 | | | | | | FY19 | | |
| Total Corporation | $ 18,995 | $ 11,320 | $ 30,315 | | | | $ 32,754 | $ 3,590 | $ 36,344 |

[C] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[D] The non-cash impairment charge related to the notice of termination of the merchant services joint venture reduced 3Q19 net income by $1.7B, which included an increase in noninterest expense and a reduction in pretax income of $2.1B and a reduction in income tax expense of $373MM. The impairment charge negatively impacted the Company's 3Q19 efficiency ratio by 909 bps.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA losses were $56MM, $116MM and $86MM for 4Q20, 3Q20 and 4Q19, respectively, and $133MM, $222MM, $162MM and $428MM for 2020, 2019, 2018 and 2017, respectively. Net DVA losses included in FICC revenue were $52MM, $107MM and $81MM for 4Q20, 3Q20 and 4Q19, respectively and $130MM, $208MM, $142MM and $394MM for 2020, 2019, 2018 and 2017, respectively. Net DVA losses included in Equities revenue were $4MM, $9MM and $5MM for 4Q20, 3Q20 and 4Q19, respectively and $3MM, $14MM, $20MM and $34MM for 2020, 2019, 2018 and 2017, respectively.

[F] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $22MM and $20MM for 4Q20, 3Q20 and 4Q19, respectively, and $23MM, $20MM, $19MM and $20MM for 2020, 2019, 2018 and 2017, respectively.

31

32 Sources A Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data. B FDIC, 3Q20. C Keynova 4Q20 Online Banker Scorecard; Javelin 2020 Online and Mobile Banking Scorecards. D Experian Autocount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of October 2020. E Euromoney, July 2020. F Nerdwallet, 2020. G Investopedia, October 2020. H U.S.-based full-service wirehouse peers based on 3Q20 earnings releases. I Industry 3Q20 FDIC call reports. J AITE Group, 2020. K Professional Wealth Management, a Financial Times publication, 2020. L Euromoney, 2020. M Greenwich, 2019. N GlobalCapital US Securitization Awards, 2020. O Risk Awards, 2020. P GlobalCapital, 2020. Q IFR Awards, 2019. R Institutional Investor, 2019. S Refinitiv, 2020.

Forward-Looking Statements 33 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes to the U.S. presidential administration and Congress; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global economy, financial market conditions and our business, results of operations and financial condition; the impact of natural disasters, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Effective January 1, 2020, the Company adopted the new current expected credit losses (CECL) accounting standard that measures the allowance based on management’s best estimate of lifetime expected credit losses inherent in the Company’s lending activities. Prior periods included in this presentation for 2019 reflect measurement of the allowance based on management’s estimate of probable incurred credit losses. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2020, and other earnings-related information available through the Bank of America Investor Relations website at: http://investor.bankofamerica.com. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 4Q20 Financial Results on slide 6 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $113MM, $114MM, $128MM, $144MM and $145MM for 4Q20, 3Q20, 2Q20, 1Q20 and 4Q19, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2020, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 34